Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141042) pertaining to the Tm Bioscience Corporation Share Option Plan, in the Registration Statement (Form S-8 No. 333-134450) pertaining to the Luminex Corporation 2006 Equity Incentive Plan and the Luminex Corporation 2006 Management Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan of Luminex Corporation, in the Registration Statement (Form S-8 No. 333-87918) pertaining to the 2001 Broad-Based Stock Option Plan of Luminex Corporation and in the Registration Statement (Form S-8 No. 333-118772) pertaining to the Balthrop Non-Qualified Stock Option Agreement of Luminex Corporation and in the Registration Statement (Form S-3 No. 333-151691) of our reports dated February 24, 2009, with respect to the consolidated financial statements of Luminex Corporation and the effectiveness of internal control over financial reporting of Luminex Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Austin, Texas
February 24, 2009